                                                                    Exhibit 3.1

                                     SECOND

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ANKER COAL GROUP, INC.

         Anker Coal Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), certifies to the Secretary of State of the State of Delaware as follows:

         FIRST: That the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 28, 1996;

         SECOND: That an Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 8, 1996;

         THIRD: That the Board of Directors has duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the written consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

         RESOLVED, that pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation of Anker Coal Group, Inc. be amended and restated in its entirety as follows:

         1. The name of the Corporation is Anker Coal Group, Inc.

         2. The address of its registered office in the State of Delaware is Suite 400 2711 Centerville Road, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

         3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of all classes of capital stock which the Corporation is authorized to issue shall be 2,236,000 shares, which shall be divided into the following classes: a) 2,000,000 shares of common stock having a par value of $0.01 per share, b) 25,000 shares of Class A Preferred Stock having a par value of $2,500 per share, c) 10,000 shares of Class B Preferred Stock having a par value of $1,000 per share, d) 1,000 shares of Class D Preferred Stock having a par value of $7,000 per share and e) 200,000 shares of Class E Preferred Stock having a par value of $1,000 per share.

         5. As of 9:00 a.m., eastern time, on April 12, 2001 (the "Effective Time"), each share of common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time ("Old Common Stock"), shall automatically and without any action on the part of the holder thereof, be reclassified and changed, pursuant to a reverse stock split, into .001 shares of outstanding common stock of the Corporation, par value $0.01 per share ("New Common Stock"). Each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of shares of New Common Stock into and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall thereupon be deemed for all corporate purposes to evidence ownership of New Common Stock in the appropriately reduced whole or fractional number of shares. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. Certificates representing fractional share interests in New Common Stock may be issued, and such fractional share interests will entitle the holder thereof to vote, and to any and all rights of a stockholder of the Corporation. If any New Certificate is to be issued in a name other than that in which it was issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the stock transfer tax stamps to the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Time, the amount of capital shall be represented by the shares of New Common Stock into which and for which the shares of Old Common Stock are reclassified, until thereafter reduced or increased in accordance with applicable law. All references elsewhere in the Second Amended and Restated Certificate of Incorporation to the "Common Stock" shall, after the Effective Time, refer to the New Common Stock.

         6. The Corporation is to have perpetual existence.

         7. The Corporation shall indemnify to the full extent authorized or permitted by the laws of the State of Delaware, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, against expenses, attorneys' fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by him in connection with such action, suit or proceeding and shall advance expenses incurred by an officer or director in defending such civil or criminal action, suit or proceeding to the full extent authorized or permitted by the laws of the State of Delaware upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by
Section 145 of the Delaware General Corporation Law.

         8. A director shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; however, the foregoing provision shall not eliminate the liability of a director (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as amended. Any repeal or modification of this Article 8 by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         9. The principal place of business of the Corporation may be located within or outside the State of Delaware. Meetings of the stockholders may be held within or outside the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any applicable provision of law) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

         10. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, its directors and its stockholders, it is further provided that (a) the board of directors of the Corporation is expressly authorized and empowered to adopt, amend or repeal by-laws subject to the power of the stockholders to amend or repeal by-laws made by the board of directors and (b) elections of directors of the Corporation need not be by written ballot.

         IN WITNESS WHEREOF, Anker Coal Group, Inc. has caused this Second Amended and Restated Certificate of Incorporation to be signed by its President, Bruce Sparks, this 12th day of April, 2001.





                                                     /s/ Bruce Sparks
                                              --------------------------------
                                                         Bruce Sparks
                                                         President

                              AMENDED AND RESTATED
                   CERTIFICATE OF DESIGNATION, PREFERENCES AND
                      RIGHTS OF CLASS A PREFERRED STOCK OF
                             ANKER COAL GROUP, INC.


             PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE


     The undersigned, being the duly appointed Chairman and President of Anker Coal Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") in accordance with the provisions of
Section 103 thereof, DO HEREBY CERTIFY:

     1. That, pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation and pursuant to the provisions of Section 151 of the Delaware General Corporation Law (the "Delaware Code"), the Board of Directors adopted a resolution providing for the designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of ten thousand (10,000) shares of the Corporation's Preferred Stock, par value $2,500 per share ("Certificate of Designation of Class A Preferred Shares"); and

     2. That, pursuant to authority conferred on the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the Corporation, pursuant to the approval of the holders of a majority of the Class A Preferred Shares in accordance with Section 3(a) of the Certificate of Designation of Class A Preferred Shares and Section 228 of the Delaware Code, and pursuant to the provisions of Sections 242 and 245 of the Delaware Code, the Board of Directors adopted a resolution as of April 11, 2001 increasing the number of the Class A Shares (as defined below) and amending and restating the designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of twenty-five thousand (25,000) shares of the Corporation's Class A Preferred Stock, par value $2,500 ("Amended and Restated Certificate of Designation of Class A Preferred Shares"), which resolution is as follows:

     NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, the voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions of the 25,000 authorized shares of Class A Preferred Stock, par value $2,500, ("Class A Shares" and singularly a "Class A Share") are hereby amended, and the Class A Shares shall have the following dividend rights, voting rights, terms of redemption, redemption prices, liquidation preferences and other rights, qualifications, limitations and restrictions:

1.   Dividend Rights.

     a. The holder of record of each Class A Share (a "Holder") shall be entitled to receive, when, as and if declared by the Corporation's Board of Directors or a duly authorized committee thereof, a cumulative annual dividend, payable on December 31 of each year in cash or, at the option of the Holders, in shares of Class A Preferred Stock valued at the par value of such shares, equal to 5% on an annual basis of the sum of (i) the par value of such Class A Share plus (ii) accrued and unpaid dividends. Such dividends will accumulate annually in arrears commencing as of the date of issue of each share of the Class A Preferred Stock and be cumulative, to the extent unpaid, whether or not they have been declared and whether or not there are funds or shares of Class A Preferred Stock of the Corporation legally available for the payment of the dividends.

     b. All dividends accrued on the Class A Shares prior to the date of this Amended and Restated Certificate of Designation of Class A Preferred Stock shall be paid when, as and if declared by the Corporation's Board of Directors, in cash or, at the option of the Holders, in shares of Class A Preferred Stock valued at the par value of such shares.

     c. So long as any Class A Shares are outstanding, the Corporation shall not declare, pay or set aside for payment any dividend or other distribution in respect of any equity securities issued by the Corporation other than shares of Class D or Class E Preferred Stock of the Corporation unless all dividends accumulated and unpaid with respect to the Class A Shares are simultaneously declared and paid.

2.   Rights on Liquidation and Ranking.

     a. In the event of the liquidation, dissolution, winding-up or sale or other disposition of all or substantially all of the assets of the Corporation, whether voluntary or involuntary (a "Liquidation"), each Holder shall be entitled to receive with respect to each Class A Share, before any distribution is made to or set aside for the holders of common stock of the Corporation or any other equity security of the Corporation other than the Class D or E Preferred Stock of the Corporation, cash or any other assets of the Corporation in an amount (or having a fair market value) equal to the sum of (i) $2,500 plus
(ii) any accrued and unpaid dividends with respect to such share (such sum, the "Liquidation Preference"). If the assets of the Corporation available for distribution to Holders are insufficient to permit the payment in full of the amount due to the Holders pursuant to this paragraph 2(a), the entire assets of the Corporation available for distribution to Holders shall be divided pro rata among the Holders. A merger or consolidation of the Corporation with another corporation (or other business entity) or a voluntary sale of all or substantially all of the assets of the Corporation principally in exchange for stock and/or securities or another corporation (the foregoing a "Merger") shall not be deemed a Liquidation if such transaction does not occur as part of a proceeding under Title 11 of the United States Code or any federal or state law for the protection of creditors or relief of debtors.

     b. With regard to rights to receive distributions upon Liquidation of the Corporation, Class A Shares shall rank (i) junior to the Corporation's Class D and E Preferred Stock, (ii) senior to the Corporation's Class B Preferred Stock and Common Stock.

3. Voting Rights. Except as otherwise provided by law, the holders of the Class A Shares shall have no voting rights on matters put to a vote of the stockholders of the Corporation; provided, however, that the Corporation shall not take any of the following actions without the affirmative vote of Holders holding at least fifty percent (50%) of the Class A Shares then outstanding, given in person or by proxy, either in writing or by a resolution adopted at a meeting called for such purpose:

     a. amend, alter or repeal any of the provisions of the Corporation's Certificate of Incorporation or Bylaws or pass any shareholders' resolution, including such action effected by merger or similar transaction, if such amendment, alteration, repeal or resolution would affect adversely the preferences, special rights or powers of the Class A Shares;

     b. increase or decrease (other than by redemption or conversion) the total number of authorized Class A Shares;

     c. issue any capital stock, other than the Corporation's Class D and E Preferred Stock, which ranks senior to or on a parity with the Class A Shares with respect to right to receive distributions upon Liquidation or with respect to dividends.

4.   Redemption.

     a. Commencing on December 31, 2009, the Corporation shall redeem Class A Shares for a price per share equal to the Liquidation Preference in accordance with the following sentence. Class A Shares shall be redeemed pursuant to the following schedule: (i) ten percent (10%) of the Class A Shares outstanding as of December 31, 2009 shall be redeemed on such date, and (ii) the same number of Class A Shares shall be redeemed on each subsequent May 31 until all of the outstanding Class A Shares shall have been redeemed.

     b. The Corporation shall have no obligation to redeem Class A Shares pursuant to Section 4(a) to the extent that such redemption would violate the terms of any agreement or instrument evidencing indebtedness of the Corporation, to the extent that the Corporation has no funds legally available for such redemption, or to the extent that there are at the time of such redemption any accrued and unpaid dividends on the Corporation's Class D or Class E Preferred Stock. In the event a redemption under Section 4(a) is prevented by the application of the preceding sentence, such redemption shall take place immediately following the cessation of the circumstances described in the preceding sentence.

     c. So long as any Class A Shares are outstanding, the Corporation shall not declare, pay or set aside for payment any dividend or other distribution in respect of any equity securities issued by the Corporation other than Class D and E Preferred Stock, nor shall it redeem any equity securities of the Corporation other than Class D and E Preferred Stock, unless all redemptions required by this section have been effected or are effected simultaneously.

     RESOLVED FURTHER, that the Chairman and Chief Executive Officer, President, the Executive Vice President, the Secretary and the Assistant Secretary of the Corporation are each authorized to do or cause to be done all such acts or things and to make, execute and deliver or cause to be made, execute and delivered all such agreements, documents, instruments and certificates in the name and on behalf of the Corporation or otherwise as they deem necessary, desirable or appropriate to execute or carry out the purpose and intent of the foregoing resolutions.



                            (Signature page follows)

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate as of this 12th day of April, 2001.



                                    /s/ William D. Kilgore, Jr.
                                    ------------------------------
                                    William D. Kilgore, Jr.
                                    Chairman and Chief Executive Officer


                                    /s/ Bruce Sparks
                                    ------------------------------
                                    Bruce Sparks
                                    President

                              AMENDED AND RESTATED
                   CERTIFICATE OF DESIGNATION, PREFERENCES AND
                      RIGHTS OF CLASS B PREFERRED STOCK OF
                             ANKER COAL GROUP, INC.


             PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE


     The undersigned, being the duly appointed Chairman and President of Anker Coal Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") in accordance with the provisions of
Section 103 thereof, DO HEREBY CERTIFY:

         1. That, pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation and pursuant to the provisions of Section 151 of the Delaware General Corporation Law (the "Delaware Code"), the Board of Directors adopted a resolution providing for the designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of ten thousand (10,000) shares of the Corporation's Preferred Stock, par value $1,000 per share ("Certificate of Designation of Class B Preferred Shares"); and

         2. That, pursuant to authority conferred on the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the Corporation, pursuant to the approval of the holders of Class B Preferred Shares in accordance with Section 3(a) of the Certificate of Designation of Class B Preferred Shares and Section 228 of the Delaware Code, and pursuant to the provisions of Sections 242 and 245 of the Delaware Code, the Board of Directors adopted a resolution as of April 11, 2001 amending and restating the designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of ten thousand (10,000) shares of the Corporation's Class B Preferred Stock, par value $0.001 ("Amended and Restated Certificate of Designation of Class B Preferred Shares"), which resolution is as follows:

         NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, the voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions of the 10,000 authorized shares of Class B Preferred Stock, par value $0.001 ("Class B Shares" or singularly a "Class B Share"), are hereby amended, and the Class B Shares shall have the following dividend rights, voting rights, terms of redemption, redemption prices, liquidation preferences and other rights, qualifications, limitations and restrictions:

1.   Dividend Rights.

         No dividends shall be paid on Class B Shares.

2.   Rights on Liquidation and Ranking.

     a. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), each holder of Class B Shares (a "Holder") shall be entitled to receive with respect to each Class B Share, before any distribution is made to or set aside for the holders of common stock of the Corporation or any other preferred stock of the Corporation junior to Class B Shares, cash or any other assets of the Corporation in an amount (or having a fair market value) equal to $1,000 (such sum the "Liquidation Preference"). If the assets of the Corporation available for distribution to Holders are insufficient to permit the payment in full of the amount due to the Holders pursuant to this paragraph 2(a), the entire assets of the Corporation available for distribution to Holders shall be divided pro rata among the Holders. A merger or consolidation of the Corporation with another corporation (or other business entity) or a voluntary sale of all or substantially all of the assets of the Corporation shall not be deemed a Liquidation if such transaction does not occur as part of a proceeding with respect to the Company under Title 11 of the United States Code or any federal or state law for the protection or creditors or relief of debtors.

     b. With regard to rights to receive distributions upon Liquidation of the Corporation, Class B Shares shall rank (i) junior to the Corporation's Class A, D and E Preferred Stock, and (ii) senior to the Corporation's Common Stock.

3. Voting Rights. Except as provided by law, the holders of the Class B Shares shall have no voting rights on matters put to a vote of the stockholders of the Corporation; provided, however, that the Corporation shall not take any of the following actions without the affirmative vote of Holders holding at least fifty percent (50%) of the Class B Shares then outstanding, given in person or by proxy, either in writing or by a resolution adopted at a meeting called for such purpose:

     a. amend, alter or repeal any of the provisions of the Corporation's Certificate of Incorporation or Bylaws or pass any shareholders' resolution, including such action effected by merger or similar transaction, if such amendment, alteration, repeal or resolution would affect adversely the preferences, special rights or powers of the Class B Shares (in the event of a merger, an adverse effect to the rights of the Class B Shares shall be presumed if the surviving entity in such merger does not explicitly undertake to provide the same preferences, rights and powers to the Class B Shares as are set forth herein);

     b. increase or decrease (other than by redemption) the total number of authorized Class B Shares; or

     c. issue any capital stock, other than the Corporation's Class A, D and E Preferred Stock, that ranks senior to or on a parity with the Class B Shares with respect to right to receive distributions upon Liquidation.

4.   Redemption.

     a. Class B Shares shall be redeemed at a cash redemption price per share of $1,375, payable by the Corporation on December 31, 2009 (the "Redemption Date"), in the event of the Sale of the Corporation as defined below. In such event, such redemption shall be effected as provided in Section 5. For purposes hereof, a "Sale of the Corporation" means (i) the acquisition by any Third Party (as defined below) of beneficial ownership of outstanding capital stock of the Corporation having a majority of the voting power of all classes and series of capital stock or (ii) except as set forth in Section 4(c), the voluntary sale, transfer or other disposition to one or more Third Parties in a transaction or series of transactions of more than 75% of the assets (by value on a consolidated basis prior to such transaction or series of transactions) of the Corporation and its direct or indirect subsidiaries. For the purposes of this subparagraph (a) and subparagraphs (b) and (c) below, "Third Party" means any person, entity or group as such term is used in Rule 13d promulgated under the Securities Exchange Act of 1934, as amended, other than (i) any of the initial holders of the Corporation's Class E Preferred Stock or (ii) the Corporation or any of its subsidiaries.

     b. In the event any merger or consolidation of the Corporation with or into any other entity is consummated in which following such transaction any Third Party beneficially owns outstanding capital stock, partnership interests or other comparable securities having a majority of the voting power of the resulting or surviving entity ("Surviving Entity"), the rights and preferences of the Class B Shares shall be assumed by the Surviving Entity and the Class B Shares shall be redeemed at a cash redemption price per share of $1,375 payable by the Surviving Entity on the Redemption Date.

     c. In the event of a voluntary or involuntary sale, transfer or disposition to one or more Third Parties of substantially all of the assets of the Corporation that results in, or is followed by, a Liquidation, the Class B Shares shall not be redeemed, provided, however, that each holder of Class B Shares shall participate in the Liquidation in accordance with the terms of the Liquidation and shall be entitled to the Liquidation Preference as such term is defined in Section 2 hereof.

     d. In the event of a public offering of shares of the Corporation registered under the Securities Act of 1933, as amended, other than on Securities and Exchange Commission Form S-4 or Form S-8 (a "Public Offering"), the Class B Shares shall be redeemable in whole but not in part at the option of the Corporation as provided in this clause (d) at a redemption price per share of $1,375 payable by the Corporation on the Redemption Date in shares of the Corporation's common stock, par value $.01 per share ("Common Stock"). The number of shares of Common Stock to be issued per Class B Share in satisfaction of the redemption price pursuant to this paragraph 4(d) or paragraph 4(e) will equal the quotient obtained by dividing $1,375 by the Average Closing Sale Price (as defined below). The "Average Closing Sale Price" shall be the average closing sale price for the Common Stock on the principal securities exchange where such stock is traded during the twenty consecutive trading days immediately preceding the fifth trading day prior to the redemption date (as determined pursuant to Section 5). The Corporation's right to redeem the Class B Shares pursuant to this paragraph 4(d) shall terminate if the Corporation has not delivered a Paragraph 4(d) Redemption Notice (as defined below) to the registered holders of the Class B Shares at least forty-five (45) days prior to the Redemption Date.

     e. If the Corporation has completed a Public Offering and the Corporation's right to redeem the Class B Shares pursuant to paragraph 4(d) has terminated pursuant to the last sentence of such paragraph, then the Class B Shares shall be redeemable at the option of the Holders at a redemption price per share of $1,375 payable by the Corporation on the Redemption Date in shares of Common Stock. The number of shares of Common Stock to be issued per Class B Share in satisfaction of the redemption price under this paragraph 4(e) shall be determined pursuant to paragraph 4(d).

     f. The Corporation shall have no obligation to redeem Class B Shares under this Section 4 to the extent that (i) such redemption would be prohibited by the terms of any agreement or instrument evidencing indebtedness of the Corporation,
(ii) all redemptions of the Corporation's Class A, D or E Preferred Stock required of the Corporation at such time pursuant to the respective terms of such Class A, D or E Preferred Stock have not been effected or are not effected simultaneously with such redemption of Class B Shares, (iii) there exist accrued but unpaid dividends with respect to the Corporation's Class A, D or E Preferred Stock, or (iv) the Corporation has no funds legally available therefor. In the event a redemption is prevented by the application of the preceding sentence, such redemption shall take place immediately following the cessation of all of the circumstances described in the preceding sentence.

     g. Class B Shares shall be redeemable in whole but not in part at any time by the Corporation upon irrevocable prior written notice to the Holders as set forth in paragraph 5(e). In such event, each Class B Share shall be redeemed by the Corporation at a cash price per share equal to $1,375.

     h. So long as any Class B Shares are outstanding, the Corporation shall not declare, pay or set aside for payment any dividend or other distribution in respect of any equity securities issued by the Corporation, other than the Corporation's Class A, D or E Preferred Stock, nor shall it directly or indirectly redeem, repurchase or otherwise acquire any shares of the Corporation's Common Stock unless all redemptions required at such time pursuant to paragraphs 4(a) and 4(e) have been effected or are effected concurrently.

5.   Redemption Mechanics.

     a. The Corporation shall redeem the Class B Shares in whole but not in part pursuant to paragraph 4(a) by delivering irrevocable notice (a "Paragraph 4(a) Redemption Notice") to each of the Holders at least forty-five days prior to the Redemption Date.

     b. The Surviving Entity shall redeem the Class B Shares in whole but not in part pursuant to paragraph 4(b) by delivering irrevocable written notice (a "Paragraph 4(b) Redemption Notice") to each of the Holders at least forty-five
(45) days prior to the Redemption Date.

     c. The Corporation may redeem the Class B Shares in whole but not in part pursuant to paragraph 4(d) by delivering irrevocable written notice (a "Paragraph 4(d) Redemption Notice") to each of the Holders at least forty five
(45) days prior to the Redemption Date.

     d. The Holders may elect to have the Class B Shares redeemed in whole but not in part pursuant to paragraph 4(e) by delivering irrevocable written notice (a "Paragraph 4(e) Redemption Notice") to the Company at least thirty (30) days prior to the Redemption Date.

     e. The Corporation may redeem the Class B Shares in whole but not in part pursuant to paragraph 4(g) by delivering irrevocable written notice (a "Paragraph 4(g) Redemption Notice") to each of the Holders. Each Paragraph 4(g) Redemption Notice shall specify the date of redemption, which will be (at the Company's option) no earlier than the fifth business day nor later than the 45th day after the date of the Paragraph 4(g) Redemption Notice.

     f. Unless otherwise agreed by the Corporation and the Holders, the closing of the redemption of the Class B Shares shall take place at the principal executive offices of the Corporation. At the closing of any such redemption (i) the Holders shall deliver to the Corporation the certificates representing the Class B Shares against the payment of the redemption price and (ii) the Corporation shall deliver to the Holders the redemption price against delivery of the certificates representing the Class B Shares. Unless otherwise agreed by the Holders, any cash redemption price shall be payable in immediately available funds. If the redemption price is payable in shares of Common Stock, at the closing of the redemption the Corporation shall deliver to the holders duly executed certificates representing such shares of Common Stock together with a certificate of the chief financial officer setting forth the calculation of the Average Closing Sale Price. Any shares of Common Stock issued by the Corporation pursuant hereto shall be duly authorized and validly issued free of any pre-emptive rights or other liens, charges or other encumbrances other than those resulting from the actions of the Holders. The Corporation will use its best efforts to cause any shares of Common Stock issued upon redemption of the Class B Shares, immediately upon such issuance, to be listed on any domestic securities exchange upon which shares of Common Stock are listed at such time.

     RESOLVED FURTHER, that the Chairman and Chief Executive Officer, President, the Executive Vice President, the Secretary and the Assistant Secretary of the Corporation are each authorized to do or cause to be done all such acts or things and to make, execute and deliver or cause to be made, execute and delivered all such agreements, documents, instruments and certificates in the name and on behalf of the Corporation or otherwise as they deem necessary, desirable or appropriate or execute or carry out the purpose and intent of the foregoing resolutions.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate as of this 12th day of April, 2001.


                                 /s/ William D. Kilgore, Jr.
                                 ------------------------------
                                 William D. Kilgore, Jr.
                                 Chairman and Chief Executive Officer

                                 /s/ Bruce Sparks
                                 ------------------------------
                                 Bruce Sparks
                                 President

                              AMENDED AND RESTATED
                   CERTIFICATE OF DESIGNATION, PREFERENCES AND
                      RIGHTS OF CLASS D PREFERRED STOCK OF
                             ANKER COAL GROUP, INC.


             PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE


     The undersigned, being the duly appointed Chairman and President of Anker Coal Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") in accordance with the provisions of
Section 103 thereof, DO HEREBY CERTIFY:

         1. That, pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation and pursuant to the provisions of Section 151 of the Delaware General Corporation Law (the "Delaware Code"), the Board of Directors adopted a resolution providing for the designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of one thousand (1,000) shares of the Corporation's Preferred Stock, par value $7,000 per share ("Certificate of Designation of Class D Preferred Shares"); and

         2. That, pursuant to authority conferred on the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the Corporation and pursuant to the provisions of Sections 242 and 245 of the Delaware Code, the Board of Directors adopted a resolution as of April 11, 2001 amending and restating the designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of one thousand (1,000) shares of the Corporation's Class D Preferred Stock, par value $0.001 ("Amended and Restated Certificate of Designation of Class D Preferred Shares"), which resolution is as follows:

         NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, the voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions of the 1,000 authorized shares of Class D Preferred Stock, par value $0.001, are hereby amended and restated, and the Class D Preferred Stock shall have the following dividend rights, voting rights, terms of redemption, redemption prices, liquidation preferences and other rights, qualifications, limitations and restrictions.

1.   Dividend Rights.

     a. The holders of record of the Class D Preferred Stock shall be entitled to receive, as and when declared by the directors, dividends as follows: For a period of fifteen years from and after January 1, 1996, cumulative preferential dividends in an amount equal to two and one-half percent (2-1/2%), and thereafter cumulative preferential dividends in an amount equal to one and one-half percent (1-1/2%), of the Gross Realization from Area F Coal (as hereinafter defined) during the immediately preceding calendar quarter, or during so much of such calendar quarter as such holders' shares of Class D Preferred Stock were outstanding, and no more, such dividends to accrue whether or not declared and be cumulative from said date and to be payable quarterly. Such dividends shall be cumulative and no dividend shall be declared, paid or set apart for payment upon any equity security of the Corporation other than the Corporation's Class E Preferred Stock, nor shall any equity securities of the Corporation other than the Corporation's Class E Preferred Stock be redeemed, unless all then unpaid and accumulated dividends on the Class D Preferred Stock up to and including the dividend payment of the last completed period for which such dividends shall be payable shall have been declared and paid or set apart for payment. Dividends on account of arrearages for any past dividend may be declared and paid at any time without reference to any regular dividend payment date.

     b. As used in this Section 1, the following terms shall have the following meanings: Gross Realization from Area F Coal during a calendar quarter means the aggregate sale price obtained by the Area F Mining Companies (as hereinafter defined), f.o.b. rail or truck at the loading point, for all Area F Coal produced and sold by the Area F Mining Companies and the sale of which was accrued on the books of the Area F Mining Companies during such calendar quarter. Area F Coal means coal which has been produced from the reserves owned, leased or subleased by the Corporation or any Subsidiary in Upshur and Randolph Counties, West Virginia, identified as Area F in that certain Area F Designation Agreement made as of the 28th of December, 1995, between Anker Group, Inc. and Melrose Coal Company, Inc., a West Virginia corporation (the "Area F Designation Agreement"). A copy of the Area F Designation Agreement is on file in the office of the Secretary of the Corporation and shall be made available without charge to any stockholder of record of the Corporation upon request. All references in the Area F Designation Agreement to Exhibit A thereto shall be deemed to apply to this Section 1. Area F Mining Companies means one or more of the following:
(a) the Corporation or a Subsidiary where the Corporation or such Subsidiary owns, leases or subleases coal reserves in Area F and is engaged in the extraction of such coal, whether directly through the conduct of mining operations or indirectly through the employment of contract miners, and (b) a person or entity other than the Corporation or a Subsidiary which leases or subleases coal reserves in Area F from the Corporation or a Subsidiary, extracts such coal and sells it to the Corporation or a Subsidiary. As used in this
Section 1, Subsidiary means a corporation, limited liability company, partnership or other entity which is, directly or indirectly, majority owned by the Corporation.

2.   Rights on Liquidation and Ranking.

     a. In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among stockholders for the purpose of winding up its affairs (the foregoing, a "Liquidation"), the holders of the Class D Preferred Stock shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of the Class A and B Preferred Stock or the Common Stock of the Corporation, be entitled to receive a sum equal to $7,000 per share (the "Class D Liquidation Value") together with all accrued and unpaid dividends (which for such purpose shall be calculated from the expiration of the last period for which dividends have been paid up to and including the date of distribution of the Class D Liquidation Value, and paid within 45 days following the date of distribution of the Class D Liquidation Value). After payment to the holders of the Class D Preferred Stock of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation. In the event the amounts above provided for cannot be paid in full as above provided in respect of the Class D Preferred Stock then outstanding, the holders of shares of Class D Preferred stock then outstanding shall share ratably in any amounts available for such payments.

     b. With regard to rights to receive distributions upon Liquidation of the Corporation, Class D Preferred Stock shall rank (i) senior to the Class A and B Preferred Stock of the Corporation, (ii) senior to the Common Stock of the Corporation and (iii) junior to the Class E Preferred Stock.

3.   Voting Rights.

     Except as otherwise provided by law, the holders of the Class D Preferred Stock shall have no voting rights on matters put to a vote of the stockholders of the Corporation.

4.   Redemption.

     a. In the event the Corporation elects at any time to redeem shares of the Class D Preferred Stock, the Corporation shall redeem the shares at a price equal to the Class D Liquidation Value together with all accrued and unpaid dividends (which for such purpose shall be calculated from the expiration of the last period for which dividends have been paid up to and including the date of distribution of the Class D Liquidation Value, and paid within 45 days following the date of distribution of the Class D Liquidation Value).

     b. In the event that on or before December 31, 2008, the Corporation shall not have paid dividends or special dividends in respect of the Class D Preferred Stock in an aggregate amount of $5,000,000 or more, then the Corporation, if so requested by a holder of Class D Preferred Stock in a written notice received by the Corporation no later than January 31, 2009, shall, out of funds legally available therefor, redeem such stockholder's shares of Class D Preferred Stock over a period of three years by redeeming thirty three and one third percent (33 1/3%) of such stockholder's shares of Class D Preferred Stock on or before December 31, 2009 and December 31 of each of the next two succeeding years (the "Class D Redemption Dates") at a redemption price equal to the Class D Liquidation Value together with all accrued and unpaid dividends (which for such purpose shall be calculated from the expiration of the last period for which dividends have been paid up to and including the date of distribution of the Class D Liquidation Value, and paid within 45 days following the date of distribution of the Class D Liquidation Value); provided, however, that if, as of any Class D Redemption Date the Corporation shall not have funds legally available therefor sufficient to redeem all shares of Class D Preferred Stock to be redeemed on such date, then the Corporation shall redeem on such date such number of shares of Class D Preferred Stock to be redeemed as it shall have funds legally available therefor and the remainder of the shares of Class D Preferred Stock which were to have been redeemed shall be redeemed promptly from time to time as the Corporation shall have funds legally available therefor. On and after any Class D Redemption Date and until the Corporation shall have redeemed all of the shares of the Class D Preferred Stock to be redeemed on such date in accordance with this Section 4(b), no dividend shall be declared, paid or set apart for payment upon the Common Stock of the Corporation. No fractional shares shall be redeemed.

     c. The Corporation shall, out of funds legally available therefor, redeem any shares of the Class D Preferred Stock which are issued and outstanding on December 31, 2010, over a period of three years by redeeming thirty three and one third percent (33 1/3%) of the shares held by each holder of Class D Preferred Stock on or before December 31, 2011 and December 31 of each of the next two succeeding years (the "Class D Final Redemption Dates") at a redemption price equal to the Class D Liquidation Value together with all accrued and unpaid dividends (which for such purpose shall be calculated from the expiration of the last period for which dividends have been paid up to and including the date of distribution of the Class D Liquidation Value, and paid within 45 days following the date of distribution of the Class D Liquidation Value); provided, however, that if, as of any Class D Final Redemption Date the Corporation shall not have funds legally available therefor sufficient to redeem all shares of Class D Preferred Stock to be redeemed on such date, then the Corporation shall redeem on such date such number of shares of Class D Preferred Stock to be redeemed as it shall have funds legally available therefor and the remainder of the shares of Class D Preferred Stock which were to have been redeemed shall be redeemed promptly from time to time as the Corporation shall have funds legally available therefor. On and after any Class D Final Redemption Date and until the Corporation shall have redeemed all of the shares of the Class D Preferred Stock to be redeemed on such date in accordance with this Section 4(c), no dividend shall be declared, paid or set apart for payment upon the Common Stock of the Corporation. No fractional shares shall be redeemed.

     d. The holders of shares of the Class D Preferred Stock shall not have the right at any time to require the redemption of such shares, except as provided in Sections 4(b) and 4(c).

     RESOLVED FURTHER, that the Chairman and Chief Executive Officer, President, the Executive Vice President, the Secretary and the Assistant Secretary of the Corporation are each authorized to do or cause to be done all such acts or things and to make, execute and deliver or cause to be made, execute and delivered all such agreements, documents, instruments and certificates in the name and on behalf of the

Corporation or otherwise as they deem necessary, desirable or appropriate to execute or carry out the purpose and intent of the foregoing resolutions.

                           (Signature page to follow)

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate as of this 12th day of April, 2001.



                                   /s/ William D. Kilgore, Jr.
                                   ------------------------------
                                   William D. Kilgore, Jr.
                                   Chairman and Chief Executive Officer

                                   /s/ Bruce Sparks
                                   ------------------------------
                                   Bruce Sparks
                                   President

                  CERTIFICATE OF DESIGNATION OF PREFERENCES AND
                RIGHTS OF CLASS E CONVERTIBLE PREFERRED STOCK OF
                             ANKER COAL GROUP, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


     The undersigned, being the duly appointed President of Anker Coal Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of
Section 103 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certification of Incorporation of the Corporation, the Board of Directors adopted the following resolution creating a class of 200,000 shares of preferred stock designated as Class E Preferred Stock.

     NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority conferred upon the Board of Directors of the Corporation in accordance with the provisions of the Amended and Restated Certificate of Incorporation, there is hereby established a class of preferred stock of the Corporation, $0.001 par value per share, which class shall be designated as "Class E Preferred Stock," and which shall consist of 200,000 shares issuable either in whole shares or in fractional shares, and which shall have the following dividend rights, voting rights, terms of redemption, redemption prices, liquidation preferences, and other rights, qualifications, limitations and restrictions.

1.   Dividends Rights.

     (a) Holders of Class E Preferred Stock, in preference to all other equity securities of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors, cumulative annual dividends at the rate of $142.50 per share per annum, payable in cash or, at the option of the Corporation, in shares of Class E Preferred Stock valued at the Liquidation Value of such shares, on January 1, April 1, July 1 and October 1 of each year; provided, however that no dividends shall be payable on the Class E Preferred Stock before July 1, 2001. Such dividends will accumulate annually in arrears commencing as of the date of issue of each share of the Class E Preferred Stock and be cumulative, to the extent unpaid, whether or not they have been declared and whether or not there are funds or shares of Class E Preferred Stock of the Corporation legally available for the payment of the dividends.

     (b) At any time during which any shares of Class E Preferred Stock remain outstanding, the Corporation may not declare, pay or set apart for payment any dividend or distribution on any equity securities of the Corporation, whether in cash, property or otherwise, nor shall any equity securities of the Corporation be redeemed, unless all then unpaid and accumulated dividends on the Class E Preferred Stock shall have been paid or set apart for payment.

2.   Rights on Liquidation and Ranking.

     (a) In the event of a liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among stockholders for the purpose of winding up affairs (the foregoing, a "Liquidation"), the holders of the Class E Preferred Stock shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of any other class or series of capital stock of the Corporation (now and hereafter authorized and issued except as may hereafter be approved by the holders of Class E Preferred Stock in accordance with Section 3(b) hereof), including the Common Stock and the Class A, B, C or D Preferred Stock, be entitled to receive a sum equal to $1,000 per share (the "Class E Liquidation Value") together with all accrued and unpaid dividends (which for such purpose shall be calculated from the expiration of the last period for which dividends have been paid up to and including the date of distribution of the Class E Liquidation Value. After payment to the holders of the Class E Preferred Stock of the amounts payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation. In the event that the amounts above provided for cannot be paid in full in respect of the Class E Preferred Stock then outstanding, the holders of shares of Class E Preferred Stock then outstanding shall share ratably in any amount available for such payments.

     (b) With regard to the right to receive distributions upon a Liquidation, the Class E Preferred Stock shall rank senior to any other class or series of capital stock of the Corporation (now and hereafter authorized except as may hereafter be approved by the holders of Class E Preferred shares in accordance with Section 3(b) hereof) including the Common Stock and the Class A, B, C and D Preferred Stock.

3.   Voting Rights.

     (a) General Voting Rights. Except as otherwise provided herein or as required by law, the holders of Class E Preferred Stock shall have the right and power to vote on any matters upon which, or at any proceeding at which, the holders of the Common Stock are entitled to vote, voting together as a single class with the holders of Common Stock. Each holder of Class E Preferred Stock shall be entitled to that number of votes for each share of Class E Preferred Stock held by such holder equal to the number of shares of Common Stock into which each such share of Class E Preferred Stock is convertible (as adjusted pursuant to Section 5(c) hereof) on the record date for the vote which is being taken or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

     (b) Class E Vote. The affirmative vote of the holders of not less than 50% of the outstanding shares of Class E Preferred Stock, voting separately as a single class, shall be necessary to:

          (i) amend, alter or repeal any of the provisions of the Corporation's Amended and Restated Certificate of Incorporation or Bylaws, if such amendment, alteration, repeal or resolution would affect adversely the preferences, special rights or powers of the Class E Preferred Stock;

          (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Class E Preferred Stock;

          (iii) issue any capital stock which ranks senior to or pari passu with the Class E Preferred Stock with respect to the payment of dividends or as to payment upon liquidation, dissolution or winding up of the Corporation; or

          (iv) redeem or repurchase any capital stock which ranks junior to or pari passu with the Class E Preferred Stock with respect to the payment of dividends, or as to payment upon liquidation, dissolution or winding up of the Corporation.

     (c) (i) The foregoing rights of holders of shares of Class E Preferred Stock to vote as provided in this Section 3 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof or by written consent of the holders of the number of shares of Class E Preferred Stock required to authorize such action at an annual or special meeting of stockholders. Notice of the time and place of any special meeting of the holders of the Class E Preferred Stock shall be in writing, by telephone or facsimile, during normal business hours at least five Business Days before the date of the meeting. Notice of any meeting may be waived by any holder by attendance at the meeting. Any holder of the Class E Preferred Stock may participate in a meeting by means of conference telephone or similar remote communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

          (ii) At each meeting of stockholders at which the holders of shares of Class E Preferred Stock shall have the right, voting separately as a single class, to take any action as provided in Section 3(b), the presence in person or by proxy of the holders of record of a majority of the total number of shares of Class E Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum of the holders of Class E Preferred Stock. At any such meeting or at any adjournment thereof, in the absence of a quorum of the holders of shares of Class E Preferred Stock, the holders of a majority of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Class E Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

          (iii) For the taking of any vote as provided in Section 3(b) by the holders of shares of Class E Preferred Stock, each such holder shall have one vote for each share of Class E Preferred Stock standing in its name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

4.   Redemption.

     (a) The Class E Preferred Stock shall be redeemable in whole or in part at any time from and as of the Issue Date by the Corporation upon prior written notice to the holders of Class E Preferred Stock. In the event the Corporation elects at any time to redeem shares of Class E Preferred Stock, the Corporation shall redeem the shares at a price per share equal to the Liquidation Value ("Redemption Price") together with all accrued and unpaid dividends (which for such purpose shall be calculated from the expiration of the last period for which dividends have been paid up to and including the date of distribution of the Redemption Price, and paid within 45 days following the date of delivery of the Redemption Notice).

     (b) The Corporation shall deliver written notice ("Redemption Notice") to each holder of Class E Preferred Stock at least 30 and not more than 45 days prior to the date of redemption. Each Redemption Notice shall identify (i) the date of redemption for the Class E Preferred Stock, (ii) the total number of shares of Class E Preferred Stock to be redeemed, (iii) the number of shares of Class E Preferred Stock owned by such holder to be redeemed, (iv) the Redemption Price, (v) the Conversion Price, and (vi) that such shares may be converted into Common Stock by the holder at any time prior to the date of redemption.

     (c) Unless otherwise agreed by the Corporation and the holders of a majority of the Class E Preferred Stock to be redeemed, the closing of the redemption of the Class E Preferred Shares shall take place at the principal executive offices of the Corporation no sooner than 30 nor later than 45 days following the date the Redemption Notice is delivered to the holders. At the closing of any such redemption (i) the holders of Class E Preferred Stock shall deliver to the Corporation the certificates representing the shares of Class E Preferred Stock to be redeemed and (ii) the Corporation shall deliver to the holders the Redemption Price for each of the shares of Class E Preferred Stock so redeemed immediately available funds together with a certificate representing any shares of Class E Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such redemption but which were not redeemed.

5.   Conversion.

     (a) Conversion Procedure.

          (i) At any time and from time to time, any holder of Class E Preferred Stock may convert all or any portion of the Class E Preferred Stock (including any fraction of a share) held by such holder into a number of shares of Conversion Stock computed by dividing the Liquidation Value of such shares of Class E Preferred Stock by the Conversion Price then in effect.

          (ii) All outstanding shares of Class E Preferred Stock shall be converted automatically upon the first to occur of any of the following events (the date of such occurrence shall be the "Conversion Date"): (1) the written consent of holders of no less than a majority of the shares of Class E Preferred Stock then outstanding; or (2) the voluntary conversion pursuant to Section 5(a)(i), in one or more exercises of such conversion right, of an aggregate of no less than a majority of the shares of Class E Preferred Stock originally issued and outstanding. As promptly as practicable following delivery by a holder to the Corporation of the certificate or certificates representing such holder's shares of Class E Preferred Stock, the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full and fractional shares of Conversion Stock to which such holder is entitled, with the number of shares of Conversion Stock to be received by each holder of Class E Preferred Stock computed by dividing the aggregate Class E Liquidation Value of such holder's shares of Class E Preferred Stock by the Conversion Price then in effect. The person in whose name the certificate or certificates for Conversion Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date.

          (iii) Each conversion of Class E Preferred Stock pursuant to subparagraph (i) above shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class E Preferred Stock to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Class E Preferred Stock as a holder of Class E Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented hereby.

          (iv) As soon as possible after a conversion has been effected (but in any event within ten (10) days thereafter), the Corporation shall deliver to the converting holder:

               (A) a certificate or certificates representing the number of shares including fractional shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

               (B) payment in cash or Conversion Stock, valued at the Conversion Price (as determined by the Corporation), of all accrued and unpaid dividends, whether or not declared by the Board of Directors, on the shares of Class E Preferred Stock so converted accrued to the date of Conversion.

          (v) If the Corporation is not permitted under applicable law or under the terms of the Credit Agreement or the indenture governing its 14.25% Second Priority Senior Secured Notes due 2007 ("Note Indenture") to pay any portion of the accrued dividends on the Class E Preferred Stock being converted, the Corporation shall pay such dividends in cash or in shares of Class E Preferred Stock to the converting holder as soon as it becomes so permitted and funds or stock of the Corporation are available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

          (vi) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized by unissued shares of Common Stock solely for the purpose of effecting the conversion of shares of Class E Preferred Stock as herein provided, the full number of shares of Common Stock then issuable upon the conversion of all shares of Class E Preferred Stock at the time outstanding. The issuance of certificates for shares of the Conversion Stock upon conversion of Class E Preferred Stock shall be made without charge to the holders of such Class E Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. The Corporation covenants that all shares of Conversion Stock which shall be issuable upon the conversion of each share of Class E Preferred Stock shall be, when issued, duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereto.

          (vii) The Corporation shall assist and cooperate with any holder of shares of Class E Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Class E Preferred Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

     (b) Conversion Price.

          (i) Initial Conversion Price. The initial "Conversion Price" for all shares of Class E Preferred Stock shall be $46.67207. In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 5.

          (ii) Sale of Stock Below Conversion Price. If and whenever on or after the Issue Date, the Corporation issues or sells, or in accordance with Section 5(c) is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus
(2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale, provided that there shall be no adjustment in the Conversion Price as a result of (i) the issuance or sale (or deemed issuance or sale) of up to an aggregate of 42,858.351668 shares of Common Stock to employees, officers, directors, consultants or advisors to the Corporation or its affiliates pursuant to employee stock purchase plans or employee stock option plans or other arrangements that are approved by the Board of Directors ("Approved Stock Plans") and (ii) the issuance of Common Stock upon conversion of Class E Preferred Stock.

     (c) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 5, the following shall be applicable after the date of the original issuance of the Class E Preferred
Stock:

          (i) Issuance of Rights or Options. If the Corporation in any manner issues or grants any options, warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities (hereinafter in the subsection (c) referred to as "options") other than pursuant to Approved Stock Plans, and the price per share for which Common Stock is issuable upon the exercise of such options or, in the case of options which relate to Convertible Securities, upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the issuance or granting of such options, then the total maximum number of shares of Common Stock issuable upon the exercise of such options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or granting of such options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of such options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such options, plus in the case of such options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such options or when Common Stock is actually issued upon the exercise of such options or the conversion or exchange of such Convertible Securities.

          (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale. The provisions of this
Section 5(c)(ii) shall not apply to any issuances of options or Convertible Securities for which an adjustment is provided for pursuant to Section 5(c)(i) hereof.

     (d) Effect on Conversion Price of Certain Other Events. For purposes of determining the adjusted Conversion Price under Section 5, the following shall be applicable at all times after the original issuance of the Class E Preferred
Stock:

          (i) Change in Option Price or Conversion Rate. If the purchase price provided for in any option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such option or Convertible Securities originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

          (ii) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any option or the termination of any right to convert or exchange any Convertible Securities without the exercise of any such option or right, the Conversion Price then in effect hereunder shall be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (iii) Calculation of Consideration Received. If any Common Stock, option or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore shall be deemed to be the amount received by the Corporation therefore. In case any Common Stock, options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, option or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation or a subsidiary of the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, options or Convertible Securities, as the case may be.

          (iv) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any subsidiary of the Corporation, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (v) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     (e) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the

Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     (f) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Class E Preferred Stock then outstanding in their discretion) to insure that each of the holders of Class E Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Class E Preferred Stock, such shares of stock, securities, cash or other assets as such holder would have received in connection with such Organic Change if such holder had converted its Class E Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Class E Preferred Stock then outstanding in their reasonable discretion) to insure that the provisions of this Section 5 shall thereafter be applicable to the Class E Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Class E Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form satisfactory to the holders of a majority of the shares of Class E Preferred Stock then outstanding in their discretion), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     (g) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall, in good faith, make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Class E Preferred Stock.

     (h) Notices. Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Class E Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (i) The Corporation shall give written notice to all holders of Class E Preferred Stock at least 30 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (ii) The Corporation shall also give written notice to the holders of Class E Preferred Stock at least 30 days prior to the date on which any Organic Change shall take place.

6.   Restrictions on Transfer.

     (a) So long as the shares of Class E Preferred Stock are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all shares of Class E Preferred Stock that are so eligible may be represented by a Class E Preferred Stock certificate in global form (the "Global Certificate") registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in the Global Certificate shall be effected through the Depositary in accordance with this Certificate of Designation and the procedures of the Depositary thereof.

     Upon initial issuance, shares of Class E Preferred Stock will be represented by one or more Global Certificates. Transfers of interests in a Global Certificate will be made in accordance with the standing instructions and procedures of the Depositary and its participants. The Transfer Agent shall make appropriate endorsements to reflect increases or decreases in the Global Certificate as set forth on the face of the Global Certificate to reflect any such transfers.

     Except as provided below, beneficial owners of an interest in a Global Certificate shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Certificates.

     (b) The Global Certificate shall bear a legend in substantially the following form:

     "THIS SECURITY IS A GLOBAL SECURITY AS DESCRIBED IN THE CERTIFICATE OF DESIGNATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.



     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT

FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

     (c) The Depositary shall be a clearing agency registered under the Exchange Act. The Corporation initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Certificate. Initially, the Global Certificate will be deposited upon issuance with, or on behalf of, DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC.

     If at any time the Depositary for a Global Certificate notifies the Corporation that it is unwilling or unable to continue as Depositary for such Global Certificate, the Corporation may appoint a successor Depositary with respect to such Global Certificate. If a successor Depositary for the Class E Preferred Stock is not appointed by the Corporation within 90 days after the Corporation receives such notice, the Corporation will execute, and the Transfer Agent will authenticate and deliver, Class E Preferred Stock in certificated form, in an aggregate principal amount equal to the principal amount of the Global Certificate, in exchange for such Global Certificate.

     Class E Preferred Stock in definitive form issued in exchange for all or a part of a Global Certificate pursuant to this Section 6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. Upon execution and authentication, the Transfer Agent shall deliver such Class E Preferred Stock in certificated form to the Persons in whose names such Class E Preferred Stock in definitive form are so registered.

     At such time as all interests in a Global Certificate have been redeemed, converted, canceled, repurchased or exchanged for Class E Preferred Stock in definitive form, or transferred to a transferee who receives Class E Preferred Stock in definitive form, such Global Certificate shall be, upon receipt thereof, canceled by the Transfer Agent in accordance with standing procedures and instructions existing between the custodian and Depositary. At any time prior to such cancellation, if any interest in a Global Certificate is exchanged for Class E Preferred Stock in certificated form, redeemed, converted, exchanged, repurchased by the Corporation or canceled, or transferred for part of a Global Certificate, the principal amount of such Global Certificate shall, in accordance with the standing procedures and instructions existing between the custodian and the Depositary, be reduced or increased, as the case may be, and an endorsement shall be made on such Global Certificate, by the Transfer Agent or the custodian, at the direction of the Transfer Agent, to reflect such reduction or increase.

     (d) The following is the form of Conversion Notice to be set forth on the reverse of the Global Certificate:

                           [FORM OF CONVERSION NOTICE]

                                CONVERSION NOTICE

         To: The Bank of New York

                  The undersigned registered owner of the Preferred Security hereby irrevocably exercises the option to convert the Preferred Security, or the portion hereof below designated, into shares of Common Stock in accordance with the terms of the Class E Convertible Preferred Stock Certificate of Designation, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Preferred Security representing any unconverted amount of shares hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of the Preferred Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                  Dated:

                  ------------------------

                  ------------------------

                  ------------------------

                  Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17AD-15 if shares of Common Stock are to be issued, or Preferred Security to be delivered, other than to and in the name of the registered holder.

                  -------------------------------
                  Signature Guarantee

Fill in for registration of shares if to be issued, and Preferred Security if to be delivered, other than to and in the name of the registered holder:

                  -------------------------------
                  (Name)

                  -------------------------------
                  (Street Address)

                  -------------------------------

                  (City, State and Zip Code)

                  Please print name and address

                                        Number of shares to be converted

                                        (if less than all):

                                        -------------------------------

                                        Social Security or Other Taxpayer

                                        Identification Number


     (e) The following is the form of Assignment to be set forth on the reverse of the Global Certificate:

                              [FORM OF ASSIGNMENT]


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  (Insert address and zip code of assignee)


and irrevocably appoints

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

agent to transfer this Preferred Security Certificate on the books of the Corporation. The agent may substitute another to act for him or her.

                  Date: ______________________

                  Signature: __________________

(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

7. Definitions. As used herein, the following terms shall have the meanings indicated:

          "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York City, New York are authorized by law or executive order to close.

          "Common Stock" shall mean shares of the Corporation's common stock, par value $ 0.01 per share.

          "Common Stock Deemed Outstanding" shall mean, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to
     Section 5(c) hereof whether or not the options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Class E Preferred Stock.

          "Conversion Stock" shall mean shares of the Corporation's Common Stock, issuable upon conversion of the Class E Preferred Stock.

          "Convertible Securities" shall mean securities of the Corporation, other than the Class E Preferred Stock, that are convertible into or exchangeable for Common Stock.

          "Credit Agreement" shall mean the Loan and Security Agreement, dated as of November 21, 1998, as amended, by and among the Corporation, certain subsidiaries of the Corporation, Foothill Capital Corporation, as agent, and the financial institutions named therein, as lenders.

          "Depositary" shall mean, with respect to the Preferred Stock issuable or issued in the form of a Global Certificate, the person specified in
     Section 6 as the Depositary with respect to the Preferred Stock, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Certificate of Designation, and thereafter, "Depositary" shall mean or include such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors.

          "Fair Market Value" of the Common Stock or any other property means the fair market value of such Common Stock or other property as determined (unless expressly otherwise provided herein) in good faith by the Board of Directors based upon the opinion of a nationally recognized independent investment banking firm or independent appraiser experienced in valuing such other property selected by the Corporation.

          "Issue Date" shall mean the date the first share of Class E Preferred Stock is issued, regardless of the number of times transfer of such shares is made on the stock records maintained by the Corporation (whether by reason of transfer of such share or any other reason).

          "Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, (a) if the shares of Common Stock are publicly traded, the average of the daily closing prices of the Common Stock on the principal securities exchange or market on which such shares are listed or traded for the twenty consecutive trading days ending on such date, or (b) the Fair Market Value per share of Common Stock as of such date.

          "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Subsidiary" shall mean as to any Person, any other Person (other than an individual) in which such first Person owns, directly or indirectly, 20% or more of the equity interests or voting interests.

          "Transfer Agent" shall mean The Bank of New York, or such agent or agents of the Corporation as may be designated by the Board of Directors of the Corporation as the transfer agent of the Class E Preferred Stock.

     IN WITNESS WHEREOF Anker Coal Group, Inc. has caused this Certificate to be duly executed on its behalf by the officers named below on this 12th day of April, 2001.



                   ANKER COAL GROUP, INC.



                   /s/ William D. Kilgore, Jr.
                   ------------------------------
                   William D. Kilgore, Jr.
                   Chairman and Chief Executive Officer



                   /s/ Bruce Sparks
                   ------------------------------
                   Bruce Sparks
                   President